NEWS RELEASE

SOUTHWESTERN ENERGY ANNOUNCES SECOND QUARTER 2019 RESULTS

Ongoing capital efficiencies driving top end of capital guidance lower; planned second half activity reduction underway

SPRING, Texas – August 6, 2019...Southwestern Energy Company (NYSE: SWN) today announced financial and operating results for the quarter ended June 30, 2019.

“SWN’s position as a leading Appalachia producer is underpinned by its operational outperformance, continued cost reduction, disciplined capital allocation and prudent commodity risk management. This, combined with a strong balance sheet and no material near term debt maturities, provides resilience in this volatile commodity price environment,” said Bill Way, President and Chief Executive Officer, Southwestern Energy.

•	Planned second half activity reduction underway with average rig count reduced from 6 rigs in the first half to 2 rigs by the end of the third quarter;

•	Invested total capital of $368 million, consistent with front-half loaded capital program;

•	On track to deliver 25% annual average well cost reduction on wells to sales; $866 per lateral foot in the quarter with average lateral length of over 10,100 feet;

•	Lowered top end of capital guidance, not to exceed $1.15 billion due to ongoing capital efficiency improvements;

•	Reported Appalachia production of 186 Bcfe, up 11% compared to prior year quarter; liquids production of 70.7 MBbls per day, 21% of production;

•	Captured $2.61 per Mcfe weighted average realized price, including derivatives and excluding $0.44 per Mcfe of transportation costs, essentially flat compared to prior year quarter;

•	Net debt to EBITDA of 2.0 times excluding the benefit of 2018 Fayetteville EBITDA; undrawn revolver of $2 billion; no material debt maturities before 2025;

•	72% of projected gas production hedged for the remainder of the year with a fair value of gas derivatives of $110 million at June 30, 2019; and

•	Improved gas differentials and LOE costs expected to more than offset lower NGL realizations by approximately $40 million for the year; updated guidance follows.

	Previous Annual Guidance	Updated Annual Guidance
Lease operating expense	$0.92 - $0.97 per Mcfe	$0.90 - $0.94 per Mcfe
Natural gas differentials	$0.70 - $0.80 per Mcf	$0.60 - $0.70 per Mcf
NGL price realizations	24% - 29% of WTI	18% - 22% of WTI

“We reiterate our priority of returning to free cash flow by the end of 2020, which remains achievable at recent strip prices. This strategic objective will be enabled by our continuing operational and cost improvements, without compromising our demonstrated operating and financial discipline, including our practice of investing within a fully funded capital program,” continued Way.

Financial Results
The table below summarizes financial statistics. Year over year results are not comparable as prior year’s results include the contribution of Fayetteville assets, which were sold in December 2018.

FINANCIAL STATISTICS	For the three months ended		For the six months ended
	June 30,		June 30,
(in millions)	2019	2018	2019	2018
Net income attributable to common stock	$138	$51	$732	$257
Adjusted net income attributable to common stock (non-GAAP)	$40	$105	$185	$267
Adjusted EBITDA (non-GAAP)	$186	$317	$505	$713
Net cash provided by operating activities	$101	$300	$543	$664
Net cash flow (non-GAAP)	$173	$280	$482	$638
Total capital investments (1)	$368	$403	$693	$741

(1)
Capital investments on the cash flow statement include increases of $39 million and $19 million for the three months ended June 30, 2019 and 2018, respectively, and increases of $105 million and $52 million for the six months ended June 30, 2019 and 2018, respectively, relating to the change in accrued expenditures between periods.

Southwestern Energy reported net income attributable to common stock of $138 million, or $0.26 per share, and adjusted net income of $40 million, or $0.08 per share. Compared to the prior year quarter these results include interest expense savings of $17 million and general and administrative expense savings of $19 million. Adjusted EBITDA was $186 million, net cash provided by operating activities was $101 million and net cash flow (non-GAAP) was $173 million.

Weighted average realized price was $2.17 per Mcfe, which includes transportation costs and the benefit of $0.18 per Mcfe from settled derivatives. By commodity, including the benefit of derivatives, realized gas price was $1.94 per Mcf, oil realizations were $51.60 per Bbl and NGL realizations were $12.62 per Bbl.

Excluding derivatives, which is consistent with guidance, natural gas differential was $0.84 per Mcf, NGL realizations were 18% of WTI and oil differential was $10.26 per Bbl.

For the second half of 2019, 72% of the Company’s natural gas production, 34% of NGLs and 77% of oil are hedged, based on the midpoint of guidance.

At June 30, 2019, the Company had cash of $155 million, an undrawn revolver of $2 billion, total debt of $2.3 billion and a trailing 12 month net debt/EBITDA ratio of 2.0 times, excluding the benefit of EBITDA associated with the Fayetteville Shale.

During the quarter, Southwestern Energy invested capital totaling $368 million, including capitalized interest and expense of $46 million, bringing year to date capital investment to $693 million, consistent with the Company’s previously disclosed front-half weighted capital program. Further, as planned, the Company has already begun to manage down capital investment with average rig count reduced from 6 rigs in the first half to 2 rigs by the end of the third quarter. Total capital investment for the year is not expected to exceed $1.15 billion, below the high end of original capital guidance, and the Company reaffirms original annual production guidance.

REALIZED PRICES	For the three months ended		For the six months ended
(includes transportation costs)	June 30,		June 30,
	2019	2018	2019	2018
Natural Gas Price:
NYMEX Henry Hub price ($/MMBtu) (1)	$2.64	$2.80	$2.89	$2.90
Discount to NYMEX (2)	(0.84)	(0.81)	(0.52)	(0.55)
Realized gas price per Mcf, excluding derivatives	$1.80	$1.99	$2.37	$2.35
Loss on settled financial basis derivatives ($/Mcf)	(0.03)	(0.01)	(0.03)	(0.06)
Gain on settled commodity derivatives ($/Mcf)	0.17	0.13	0.04	0.10
Realized gas price per Mcf, including derivatives	$1.94	$2.11	$2.38	$2.39
Oil Price:
WTI oil price ($/Bbl)	$59.81	$67.88	$57.36	$65.37
Discount to WTI	(10.26)	(7.73)	(9.75)	(7.12)
Realized oil price per Bbl, excluding derivatives	$49.55	$60.15	$47.61	$58.25
Realized oil price per Bbl, including derivatives	$51.60	$59.22	$49.80	$57.74
NGL Price:
Realized NGL price per Bbl, excluding derivatives	$10.51	$15.37	$12.50	$15.39
Realized NGL price per Bbl, including derivatives	$12.62	$15.05	$13.84	$15.22
Percentage of WTI	18%	23%	22%	24%
Realized C3+ price per Bbl, excluding derivatives	$20.91	$33.11	$23.85	$34.49
Realized C3+ price per Bbl, including derivatives	$23.68	$32.32	$25.73	$34.07
Percentage of WTI	35%	49%	42%	53%
Total Weighted Average Realized Price:
Excluding derivatives ($/Mcfe)	$1.99	$2.21	$2.48	$2.51
Including derivatives ($/Mcfe)	$2.17	$2.30	$2.54	$2.53

(1)	Based on last day monthly futures settlement prices.

(2)	This discount includes a basis differential, a heating content adjustment, physical basis sales, third-party transportation charges and fuel charges, and excludes financial basis derivatives.

Operational Results
Total production was 186 Bcfe, an 11% increase compared to the prior-year second quarter excluding Fayetteville, including 148 Bcf of gas production, 937 MBbls of oil production and 5,497 MBbls of natural gas liquids production. E&P capital invested was $349 million, 8% lower than the second quarter of 2018. During the quarter, SWN drilled 41 wells, completed 40 wells and placed 36 wells to sales.

Well Cost Update
The Company is on track to achieve its commitment of averaging $875 per lateral foot for all wells to sales in 2019. This quarter, the Company achieved an average well cost of $866 per lateral foot with an average completed lateral length of 10,128 feet. Average well costs per lateral foot includes title, regulatory, permitting, pad site, facilities, drilling, completion and initial flowback costs. Longer lateral lengths, piped water, self-sourced sand and operational outperformance are the primary contributors to improving well costs.

•	Lateral length on wells to sales increased 30% year over year

•	Realizing an average savings of approximately $800,000 per well for all wells utilizing Southwest Appalachia water infrastructure; 100% of wells completed this year will utilize piped water

•	Sand savings of $230,000 per well have exceeded original estimates

•	Stages per day expected to improve 35% in 2019 to 7.2 stages per day, compared to full year 2018

Three Months Ended June 30, 2019 E&P Division Results	Appalachia
	Northeast	Southwest
Gas Production (Bcf)	113	35
Liquids Production
Oil (MBbls)	—	931
NGL (MBbls)	—	5,493
Production (Bcfe)	113	73
Gross operated production as of June 2019 (MMcfe/d)	1,487	1,367
Net operated production as of June 2019 (MMcfe/d)	1,212	847

Capital investments ($ in millions)
Exploratory and development drilling, including workovers	$115	$169
Acquisition and leasehold	1	15
Seismic and other	2	1
Capitalized interest and expense	8	38
Total capital investments	$126	$223

Gross operated well activity summary
Drilled	18	23
Completed	14	26
Wells to sales	13	23

Average well cost on wells to sales (in millions)	$8.5	$8.9
Average lateral length (in ft)	9,981	10,211

Total weighted average realized price per Mcfe, excluding derivatives	$1.91	$2.10

Southwest Appalachia’s total production averaged 802 MMcfe per day, including 10.2 MBbls per day of oil and 60.4 MBbls per day of natural gas liquids. During the quarter, natural gas liquids production was reduced to capture greater value through ethane rejection. The Company drilled 23 wells, completed 26 wells and placed 23 wells to sales in the quarter. In alignment with the Company’s plan to focus on liquids-rich Marcellus wells, all 23 wells brought online this quarter were located in the super rich acreage and had an average lateral length of 10,211 feet.

Twelve of the 23 wells were online for at least 30 days and had an average 30-day rate of 11 MMcfe per day, an over 60% increase compared to second quarter last year. The improvement is attributed to longer lateral lengths and well performance improvements.

Northeast Appalachia’s total production averaged 1.2 Bcf per day, essentially flat to the prior year quarter. In the quarter, the Company drilled 18 wells, completed 14 wells and placed 13 wells to sales with an average lateral length of 9,981 feet.

Wells to sales in the quarter had an average initial production rate of 25 MMcf per day, 25% higher than the same quarter last year, driven predominantly by longer lateral lengths. Four of the 13 wells to sales in the quarter were online for at least 30 days and had an average 30-day rate of 17 MMcf per day.

OPERATING STATISTICS	For the three months ended				For the six months ended
	June 30,				June 30,
	2019		2018		2019		2018
Production
Gas production (Bcf)	148		201		291		398
Oil production (MBbls)	937		723		1,791		1,336
NGL production (MBbls)	5,497		4,862		11,100		9,092
Total production (Bcfe)	186		234		368		460

Division Production
Northeast Appalachia (Bcf)	113		112		225		220
Southwest Appalachia (Bcfe)	73		55		143		106
Fayetteville Shale (Bcf) (1)	—		67		—		134

Average unit costs per Mcfe
Lease operating expenses (2)	$0.90		$0.91		$0.90		$0.93
General & administrative expenses	$0.19	(3)	$0.19	(4)	$0.19	(3)	$0.20	(4)
Taxes, other than income taxes	$0.09		$0.06	(5)	$0.10		$0.07	(5)
Full cost pool amortization	$0.58		$0.50		$0.57		$0.49

(1)	The Fayetteville Shale assets were sold on December 3, 2018.

(2)	LOE includes post-production costs such as: gathering, processing, fractionation and compression charges.

(3)	Excludes $2 million and $5 million of restructuring charges for the three and six months ended June 30, 2019, respectively.

(4)	Excludes $15 million of restructuring charges and $7.9 million of legal settlement charges for the three and six months ended June 30, 2018.

(5)	Excludes $1 million of restructuring charges for the three and six months ended June 30, 2018.

Resource to Reserves
The Company continued its testing program in the quarter by successfully drilling and completing three Upper Marcellus wells and completing its first Upper Devonian well in the super rich acreage. All four wells are expected to be online in the third quarter.

Conference Call
Southwestern Energy will host a conference call and webcast on August 7, 2019 at 9:30 a.m. Central Time to discuss second quarter 2019 financial and operating results. To participate, dial US toll-free 877-883-0383, or international 412-902-6506 and enter access code 1226688. The conference call will be webcast live at www.swn.com/investors/.

A replay of the call will be available until August 28, 2019 at 877-344-7529, International 412-317-0088, or Canada Toll Free 855-669-9658, access code 10133404.

About Southwestern Energy
Southwestern Energy Company is an independent energy company engaged in natural gas, natural gas liquids and oil exploration, development, production and marketing. For additional information, visit our website www.swn.com.

Investor Contact	Media Contact
Paige Penchas	Jim Schwartz
Vice President, Investor Relations	Director, Corporate Communications
(832) 796-4068	(832) 796-2716
paige_penchas@swn.com	jim_schwartz@swn.com

Forward Looking Statement
This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, changes in commodity prices (including geographic basis differentials); changes in expected levels of natural gas and oil reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; natural disasters; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; international monetary conditions; the risks related to the discontinuation of LIBOR and/or other reference rates that may be introduced following the transition, including increased expenses and litigation and the effectiveness of interest rate hedge strategies; unexpected cost increases; potential liability for remedial actions under existing or future environmental regulations; failure or delay in obtaining necessary regulatory approvals; potential liability resulting from pending or future litigation; general domestic and international economic and political conditions; the impact of a prolonged federal, state or local government shutdown and threats not to increase the federal government’s debt limit; as well as changes in tax, environmental and other laws, including court rulings, applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, Southwestern Energy Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
###

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	For the three months ended		For the six months ended
	June 30,		June 30,
(in millions, except share/per share amounts)	2019	2018	2019	2018
Operating Revenues:
Gas sales	$275	$407	$705	$947
Oil sales	47	44	86	79
NGL sales	58	75	139	140
Marketing	287	265	725	518
Gas gathering	—	24	—	48
Other	—	1	2	4
	667	816	1,657	1,736
Operating Costs and Expenses:
Marketing purchases	293	265	734	520
Operating expenses	169	193	334	382
General and administrative expenses	40	59	77	114
Loss on sale of operating assets	3	—	3	—
Restructuring charges	2	18	5	18
Depreciation, depletion and amortization	121	142	233	285
Taxes, other than income taxes	17	15	36	38
	645	692	1,422	1,357
Operating Income	22	124	235	379
Interest Expense:
Interest on debt	41	59	83	124
Other interest charges	2	2	3	4
Interest capitalized	(28)	(29)	(57)	(57)
	15	32	29	71

Gain (Loss) on Derivatives	152	(36)	120	(43)
Loss on Early Extinguishment of Debt	—	(8)	—	(8)
Other Income (Loss), Net	(6)	3	(5)	2

Income Before Income Taxes	153	51	321	259
Provision (Benefit) for Income Taxes:
Current	—	—	—	—
Deferred	15	—	(411)	—
	15	—	(411)	—
Net Income	$138	$51	$732	$259
Participating securities - mandatory convertible preferred stock	—	—	—	2
Net Income Attributable to Common Stock	$138	$51	$732	$257

Earnings Per Common Share
Basic	$0.26	$0.09	$1.36	$0.45
Diluted	$0.26	$0.09	$1.35	$0.44

Weighted Average Common Shares Outstanding:
Basic	539,005,941	581,159,200	539,362,984	576,255,744
Diluted	539,947,053	582,878,106	540,624,742	578,222,740

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
	June 30, 2019	December 31, 2018
ASSETS	(in millions)
Current assets:
Cash and cash equivalents	$155	$201
Accounts receivable, net	358	581
Derivative assets	209	130
Other current assets	42	44
Total current assets	764	956
Natural gas and oil properties, using the full cost method, including $1,678 million as of June 30, 2019 and $1,755 million as of December 31, 2018 excluded from amortization	24,823	24,180
Other	555	525
Less: Accumulated depreciation, depletion and amortization	(20,279)	(20,049)
Total property and equipment, net	5,099	4,656
Deferred tax assets	410	—
Other long-term assets	272	185
TOTAL ASSETS	$6,545	$5,797
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$52	$—
Accounts payable	585	609
Taxes payable	52	58
Interest payable	53	52
Derivative liabilities	67	79
Other current liabilities	103	48
Total current liabilities	912	846
Long-term debt	2,267	2,318
Pension and other postretirement liabilities	39	46
Other long-term liabilities	245	225
Total long-term liabilities	2,551	2,589
Commitments and contingencies
Equity:
Common stock, $0.01 par value; 1,250,000,000 shares authorized; issued 585,478,345 shares as of June 30, 2019 and 585,407,107 shares as of December 31, 2018	6	6
Additional paid-in capital	4,720	4,715
Accumulated deficit	(1,410)	(2,142)
Accumulated other comprehensive loss	(32)	(36)
Common stock in treasury, 44,353,224 shares as of June 30, 2019 and 39,092,537 shares as of December 31, 2018	(202)	(181)
Total equity	3,082	2,362
TOTAL LIABILITIES AND EQUITY	$6,545	$5,797

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	For the six months ended
	June 30,
(in millions)	2019	2018
Cash Flows From Operating Activities:
Net income	$732	$259
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	233	285
Amortization of debt issuance costs	2	4
Deferred income taxes	(411)	—
(Gain) loss on derivatives, unsettled	(96)	54
Stock-based compensation	4	9
Loss on early extinguishment of debt	—	8
Loss on sale of assets, net	3	—
Other	10	1
Change in assets and liabilities:
Accounts receivable	221	12
Accounts payable	(129)	53
Taxes payable	(6)	(4)
Interest payable	1	(1)
Inventories	4	(7)
Other assets and liabilities	(25)	(9)
Net cash provided by operating activities	543	664

Cash Flows From Investing Activities:
Capital investments	(586)	(684)
Proceeds from sale of property and equipment	26	6
Other	—	3
Net cash used in investing activities	(560)	(675)

Cash Flows From Financing Activities:
Payments on long-term debt	—	(1,191)
Payments on revolving credit facility	—	(645)
Borrowings under revolving credit facility	—	1,005
Change in bank drafts outstanding	(7)	—
Debt issuance costs	—	(9)
Purchase of treasury stock	(21)	—
Preferred stock dividend	—	(27)
Cash paid for tax withholding	(1)	(1)
Net cash used in financing activities	(29)	(868)

Decrease in cash and cash equivalents	(46)	(879)
Cash and cash equivalents at beginning of year	201	916
Cash and cash equivalents at end of period	$155	$37

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
	Exploration
	and		Midstream
	Production		Services		Other	Eliminations	Total
	(in millions)
Three months ended June 30, 2019
Revenues	$371		$626		$—	$(330)	$667
Marketing purchases	—		622		—	(329)	293
Operating expenses	169		1		—	(1)	169
General and administrative expenses	35		5		—	—	40
Loss on sale of operating assets	—		3		—	—	3
Restructuring charges	2		—		—	—	2
Depreciation, depletion and amortization	118		3		—	—	121
Taxes, other than income taxes	17		—		—	—	17
Operating income (loss)	30		(8)		—	—	22
Capital investments (1)	367		—		1	—	368

Three months ended June 30, 2018
Revenues	$520		$797		$—	$(501)	$816
Marketing purchases	—		716		—	(451)	265
Operating expenses	215		28		—	(50)	193
General and administrative expenses	53	(2)	6		—	—	59
Restructuring charges	16		2		—	—	18
Depreciation, depletion and amortization	126		16	(3)	—	—	142
Taxes, other than income taxes	13		2		—	—	15
Operating income	97		27		—	—	124
Capital investments (1)	396		5		2	—	403

Six months ended June 30, 2019
Revenues	$913		$1,567		$—	$(823)	$1,657
Marketing purchases	—		1,556		—	(822)	734
Operating expenses	335		—		—	(1)	334
General and administrative expenses	69		8		—	—	77
Loss on sale of operating assets	—		3		—	—	3
Restructuring charges	5		—		—	—	5
Depreciation, depletion and amortization	228		5		—	—	233
Taxes, other than income taxes	36		—		—	—	36
Operating income (loss)	240		(5)		—	—	235
Capital investments (1)	692		—		1	—	693

Six months ended June 30, 2018
Revenues	$1,157		$1,693		$—	$(1,114)	$1,736
Marketing purchases	—		1,535		—	(1,015)	520
Operating expenses	428		53		—	(99)	382
General and administrative expenses	101	(2)	13		—	—	114
Restructuring charges	16		2		—	—	18
Depreciation, depletion and amortization	243		42	(3)	—	—	285
Taxes, other than income taxes	34		4		—	—	38
Operating income	335		44		—	—	379
Capital investments (1)	730		9		2	—	741

(1)
Capital investments include increases of $39 million and $19 million for the three months ended June 30, 2019 and 2018, respectively, and increases of $105 million and $52 million for the six months ended June 30, 2019 and 2018, respectively, relating to the change in accrued expenditures between years.

(2)	Includes $7.9 million of legal settlement charges.

(3)	Includes a $10 million impairment related to certain non-core gathering assets.

Hedging Summary
A detailed breakdown of Southwestern Energy’s derivative financial instruments and financial basis positions as of June 30, 2019 is shown below. Please refer to the quarterly report on Form 10-Q filed with the Securities and Exchange Commission for complete information on the Company’s commodity, basis and interest rate protection.

		Weighted Average Price per MMBtu
	Volume		Sold	Purchased	Sold	Basis
	(Bcf)	Swaps	Puts	Puts	Calls	Differential
Natural Gas
2019
Fixed price swaps	131	$2.92	$—	$—	$—	$—
Two-way costless collars	25	—	—	2.78	2.92	—
Three-way costless collars	67	—	2.47	2.88	3.22	—
Total	223
2020
Fixed price swaps	24	$2.88	$—	$—	$—	$—
Three-way costless collars	148	—	2.36	2.67	2.97	—
Total	172
2021
Three-way costless collars	37	$—	$2.35	$2.60	$2.93	$—

Basis Swaps
2019	80	$—	$—	$—	$—	$(0.45)
2020	132	—	—	—	—	(0.34)
2021	28					(0.51)
Total	240

		Weighted Average Price per Bbl
	Volume		Sold	Purchased	Sold
	(MBbls)	Swaps	Puts	Puts	Calls
Oil
2019
Fixed price swaps (1)	1,003	$60.89	$—	$—	$—
Two-way costless collars	764	—	—	61.45	67.16
Three-way costless collars	276	—	45.00	55.00	63.67
Total	2,043
2020
Fixed price swaps	1,556	$60.18	$—	$—	$—
Two-way costless collars	366	—	—	60.00	69.80
Three-way costless collars	641	—	45.00	55.00	63.36
Total	2,563

Propane
2019
Fixed price swaps	1,955	$30.18	$—	$—	$—
Two-way costless collars	276	—	—	25.62	28.77
Total	2,231
2020
Fixed price swaps	2,196	$26.97	$—	$—	$—
Two-way costless collars	366	—	—	25.20	29.40
Total	2,562

Ethane
2019
Fixed price swaps	1,858	$13.90	$—	$—	$—
2020
Fixed price swaps	732	$13.49	$—	$—	$—

(1)	Includes 138 MBbls of purchased fixed price oil swaps hedged at $69.10 per barrel and 1,141 MBbls of sold fixed price oil swaps hedged at $61.88 per barrel.

Financial basis positions	Volume	Basis Differential
(excludes physical positions)	(Bcf)	($/MMbtu)

Q3 2019
TCO	2	$(0.38)
Dominion South	30	$(0.53)
TETCO M3	14	$(0.43)
Total	46	$(0.49)

2019
TCO	2	$(0.38)
Dominion South	51	$(0.53)
TETCO M3	27	$(0.30)
Total	80	$(0.45)

2020
TCO	17	$(0.51)
Dominion South	80	$(0.52)
TETCO M3	35	$0.16
Total	132	$(0.34)

2021
Dominion South	24	$(0.53)
TETCO M3	4	$(0.40)
Total	28	$(0.51)

Explanation and Reconciliation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, management believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and of prior periods.

One such non-GAAP financial measure is net cash flow. Management presents this measure because (i) it is accepted as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt, (ii) changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the Company may not control and (iii) changes in operating assets and liabilities may not relate to the period in which the operating activities occurred.

Additional non-GAAP financial measures the Company may present from time to time are net debt, adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, all which exclude certain charges or amounts. Management presents these measures because (i) they are consistent with the manner in which the Company’s position and performance are measured relative to the position and performance of its peers, (ii) these measures are more comparable to earnings estimates provided by securities analysts, and (iii) charges or amounts excluded cannot be reasonably estimated and guidance provided by the Company excludes information regarding these types of items. These adjusted amounts are not a measure of financial performance under GAAP.

	3 Months Ended June 30,
	2019	2018
	(in millions)
Net income attributable to common stock:
Net income attributable to common stock	$138	$51
Add back:
Restructuring charges	2	18
Loss on sale of operating assets	3	—
(Gain) loss on certain derivatives	(118)	56
Loss on early extinguishment of debt	—	8
Legal settlement charges	—	8
Non-cash pension settlement loss	4	—
Other non-cash (gain) loss	9	(1)
Adjustments due to discrete tax items (1)	(23)	(13)
Tax impact on adjustments	25	(22)
Adjusted net income attributable to common stock	$40	$105

(1)
2018 primarily relates to the exclusion of certain discrete tax adjustments associated with the valuation allowance against deferred tax assets. The Company expects its 2019 income tax rate to be 24.5%.

	6 Months Ended June 30,
	2019	2018
	(in millions)
Net income attributable to common stock:
Net income attributable to common stock	$732	$257
Add back:
Restructuring charges	5	18
Loss on sale of operating assets	3	—
(Gain) loss on certain derivatives	(96)	54
Impairment of non-core gathering assets	—	10
Loss on early extinguishment of debt	—	8
Legal settlement charge	—	8
Non-cash pension settlement loss	4	—
Other non-cash loss	7	1
Adjustments due to discrete tax items (1)	(489)	(64)
Tax impact on adjustments	19	(25)
Adjusted net income attributable to common stock	$185	$267

(1)
2018 primarily relates to the exclusion of certain discrete tax adjustments associated with the valuation allowance against deferred tax assets. The Company expects its 2019 income tax rate to be 24.5%.

	3 Months Ended June 30,
	2019	2018
Diluted earnings per share:
Diluted earnings per share	$0.26	$0.09
Add back:
Restructuring charges	0.00	0.03
Loss on sale of operating assets	0.00	—
(Gain) loss on certain derivatives	(0.22)	0.10
Loss on early extinguishment of debt	—	0.01
Legal settlement charges	—	0.01
Non-cash pension settlement loss	0.01	—
Other non-cash (gain) loss	0.02	(0.00)
Adjustments due to discrete tax items (1)	(0.04)	(0.02)
Tax impact on adjustments	0.05	(0.04)
Adjusted diluted earnings per share	$0.08	$0.18

(1)
2018 primarily relates to the exclusion of certain discrete tax adjustments associated with the valuation allowance against deferred tax assets. The Company expects its 2019 income tax rate to be 24.5%.

	6 Months Ended June 30,
	2019	2018
Diluted earnings per share:
Diluted earnings per share	$1.35	$0.44
Add back:
Restructuring charges	0.01	0.03
Loss on sale of operating assets	0.01	—
(Gain) loss on certain derivatives	(0.18)	0.09
Impairment of non-core gathering assets	—	0.02
Loss on early extinguishment of debt	—	0.02
Legal settlement charges	—	0.01
Non-cash pension settlement loss	0.01	—
Other non-cash loss	0.01	0.00
Adjustments due to discrete tax items (1)	(0.91)	(0.11)
Tax impact on adjustments	0.04	(0.04)
Adjusted diluted earnings per share	$0.34	$0.46

(1)
2018 primarily relates to the exclusion of certain discrete tax adjustments associated with the valuation allowance against deferred tax assets. The Company expects its 2019 income tax rate to be 24.5%.

	3 Months Ended June 30,
	2019	2018
	(in millions)
Net cash flow provided by operating activities:
Net cash provided by operating activities	$101	$300
Add back:
Changes in operating assets and liabilities	70	(38)
Restructuring charges	2	18
Net cash flow	$173	$280

	6 Months Ended June 30,
	2019	2018
	(in millions)
Net cash flow provided by operating activities:
Net cash provided by operating activities	$543	$664
Add back:
Changes in operating assets and liabilities	(66)	(44)
Restructuring charges	5	18
Net cash flow	$482	$638

	3 Months Ended June 30,
	2019	2018
	(in millions)
EBITDA:
Net income	$138	$51
Add back:
Interest expense	15	32
Income tax expense	15	—
Depreciation, depletion and amortization	116	142
Restructuring charges	2	18
Loss on sale of operating assets	3	—
(Gain) loss on certain derivatives	(118)	56
Loss on early extinguishment of debt	—	8
Legal settlement charges	—	8
Non-cash pension settlement loss	4	—
Other non-cash (gain) loss	9	(1)
Stock based compensation expense	2	3
Adjusted EBITDA	$186	$317

	6 Months Ended June 30,
	2019	2018
	(in millions)
EBITDA:
Net income	$732	$259
Add back:
Interest expense	29	71
Income tax benefit	(411)	—
Depreciation, depletion and amortization	228	285
Restructuring charges	5	18
Loss on sale of operating assets	3	—
(Gain) loss on certain derivatives	(96)	54
Loss on early extinguishment of debt	—	8
Legal settlement charges	—	8
Non-cash pension settlement loss	4	—
Other non-cash loss	7	1
Stock based compensation expense	4	9
Adjusted EBITDA	$505	$713

June 30, 2019
(in millions)
Total debt:	$2,319
Subtract:
Cash and cash equivalents	(155)
Net debt	$2,164

June 30, 2019
(in millions)
Net debt:	$2,164
Adjusted EBITDA (1)	$1,090
Net debt to EBITDA	2.0x

(1)	Includes Adjusted EBITDA of $1,276 million for the twelve months ended June 30, 2019 less $186 million of EBITDA generated by Fayetteville E&P and Midstream prior to the December 2018 divestiture.